Exhibit 5.1

LEDGEWOOD, P.C.

1900 Market Street, Suite 750

Philadelphia, PA 19103

June 10, 2013

Atlas Resource Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

Ladies and Gentlemen:

We have acted as counsel for Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of additional common units representing limited partner interests in the Partnership having an aggregate maximum value not to exceed $58,652,437 (the “Additional Units”). The Partnership’s Registration Statement on Form S-3 (No. 333-180477) (the “Prior Registration Statement”) registering securities having an aggregate maximum value of $500,000,000 was declared effective by the Commission on April 13, 2012.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Prior Registration Statement and incorporated by reference into the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement” ), the Certificate of Limited Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements, as applicable, of the Partnership and the other registrants and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Additional Units offered thereby;

(iii) all Additional Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and

(iv) a definitive purchase, underwriting or similar agreement with respect to any Additional Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

Based upon and subject to the foregoing, we are of the opinion that, with respect to the Additional Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Additional Units, the terms of the offering thereof and related matters and (ii) the Additional Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Additional Units will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(3) This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Partnership Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD, P.C.